Exhibit 99.2

675 Bering Dr. Suite 400

Houston, Texas 77057

713-830-9600

Fax 713-830-9696

CONTACT:	William George
Chief Financial Officer

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA DECLARES QUARTERLY DIVIDEND

Houston, TX — February 23, 2016 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced that its board of directors declared a quarterly dividend of $0.065 per share on Comfort Systems USA, Inc. common stock.  The dividend is payable on March 22, 2016 to stockholders of record at the close of business on March 11, 2016.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 94 locations in 85 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.